Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333 198079, 333-202215, 333-219948, and 333-223919) on Form S-3 and the registration statements (Nos. 2-50327, 2-53523, 2-95574, 33-27628, 33-32059, 333-32509, 333-90012, 333-139997, 333-148820, 333-163849, 333-179622, 333-215259, and 333-222589) on Form S-8 of General Mills, Inc. of our reports dated February 26, 2018, with respect to the consolidated balance sheets of Blue Buffalo Pet Products, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the Form 8-K/A of General Mills, Inc. dated June 29, 2018.

/s/ KPMG LLP

Stamford, Connecticut

June 29, 2018